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                [Letterhead of Web Interactive Services, Inc.]

                                                                      Exhibit 99

April 1, 2002

Securities and Exchange Commission
Washington, DC

Ladies and Gentlemen:

Arthur Andersen LLP has represented to Webb Interactive Services, Inc. that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                        Webb Interactive Services, Inc.

                                        By: /s/ William R. Cullen
                                            -----------------------------------
                                            Its: CEO and CFO